UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  October 7, 2015

BREATHE ECIG CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

322 Nancy Lynn Lane, Suite 7, Knoxville, TN 37919
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(865) 337-7549
(REGISTRANT’S TELEPHONE NUMBER)

_________________________________________ (FORMER NAME, IF CHANGES SINC LAST REPORT

Check the appropriate box below if the FORM  8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ð	Written communications pursuant to Rule 425 under the Securities Act
ð	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
ð	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
ð	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act

Item 1.01            Entry into Material Definitive Agreement

On October 7, 2015, Breathe Ecig Corp., a Nevada corporation (the “Company”), issued an unsecured Promissory Note to Bureaucom Inc., a Canadian corporation, in consideration of gross proceeds to the Company of $100,000 (the “Bureaucom Note”).  The Bureaucom Note accrues interest at 4.5% per annum unless there is an Event of Default (as defined in the Bureaucom Note) in which case the interest rate increases to 9.0% per annum.  The entire principal amount and all accrued but unpaid interest under the Bureaucom Note will be due and payable by the Company no later than April 7, 2016.  The Bureaucom Note contains standard terms of an Event of Default.

On October 14, 2015, the Company issued an unsecured Promissory Note to 3476863 Canada Inc. in consideration of gross proceeds to the Company of $100,000 (the “3476863 Note”).  The 3476863 Note accrues interest at 4.5% per annum unless there is an Event of Default (as defined in the 3476863 Note) in which case the interest rate increases to 9.0% per annum.  The entire principal amount and all accrued but unpaid interest under the 3476863 Note will be due and payable by the Company no later than April 14, 2016.  The 3476863 Note contains standard terms of an Event of Default.

The foregoing descriptions of the Bureaucom Note and 3476863 Note are qualified in their entirety by reference to the provisions of the form of the Bureaucom Note and 3476863 Note are filed as Exhibits 10.1 and 10.2 to this Report, respectively, which are incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits

10.1	$100,000 Promissory Note issued by the Company to Bureaucom Inc. on October 7, 2015.

10.2	$100,000 Promissory Note issued by the Company to 3476863 Canada Inc. on October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREATHE ECIG CORP

Dated: October 15, 2015	By:	/s/ Joshua Kimmel
President & Chief Executive Officer